Exhibit 99.1

Freescale Announces Receipt of the Required Consents and Expiration of the Consent Solicitations Relating to Certain Outstanding Notes

AUSTIN, Texas—(BUSINESS WIRE)—April 2, 2015—Freescale Semiconductor, Ltd. (NYSE: FSL) (“Freescale”) announced today the expiration and success of consent solicitations by Freescale Semiconductor, Inc., its wholly owned indirect subsidiary (the “Issuer”), from noteholders of the Issuer’s dollar denominated 5.000% senior secured notes due 2021 (the “2021 Notes”) (Regulation S Notes: CUSIP U31395AM5 and ISIN USU31395AM54/ Rule 144A Notes: CUSIP 35687MAY3 ISIN US35687MAY30) and the Issuer’s dollar denominated 6.000% senior secured notes due 2022 (the “2022 Notes”) (Regulation S Notes: CUSIP U31395AN3 ISIN USU31395AN38/ Rule 144A Notes: CUSIP 35687MAZ0 ISIN US35687MAZ05) (together with the 2021 Notes, the “Notes”) to approve amendments (the “Proposed Amendments”) to, and to waive (the “Proposed Waivers”), certain provisions of the indentures governing the Notes.

The Issuer had undertaken the consent solicitations at the request and expense of NXP Semiconductors N.V. (NASDAQ: NXPI), (“NXP”) pursuant to the agreement and plan of merger by and among NXP, Nimble Acquisition Limited (“Sub”), and Freescale, pursuant to which Sub will merge with and into Freescale (the “Merger”), with Freescale surviving the Merger as a wholly owned subsidiary of NXP.

The consent solicitations were launched on March 23, 2015 and expired at 5:00 p.m., New York Time, on April 2, 2015 (the “Expiration Time”). At the Expiration Time, Freescale received consents with respect to more than two-thirds in principal amount of the then outstanding Notes of each series (voting separately). Accordingly, a supplemental indenture has been entered into on the date hereof with respect to each of the indenture governing the 2021 Notes and the indenture governing the 2022 Notes containing the Proposed Amendments and the Proposed Waivers (the “Supplemental Indentures”), which will bind all holders of the Notes, including those that did not give their consent, though non-consenting holders will not receive any consent payment.

The Proposed Waivers have become effective and operative as of the date hereof. The Proposed Waivers have, among other things, waived the noteholders’ right to require the Issuer to repurchase such noteholders’ Notes as a result of the change of control resulting from the Merger.

The Proposed Amendments have also become effective as of the date hereof, but will be operative only upon the successful conclusion of the Merger. The Proposed Amendments (i) align the restricted group subject to the covenants in the indentures governing the Notes with the restricted group subject to the covenants in the indentures governing the existing NXP notes, and (ii) align certain other provisions of the indentures governing the Notes with the terms of the indentures governing the existing NXP notes, as described in the respective consent solicitation statements dated March 23, 2015 (the “Consent Solicitation Statements”).

Upon the terms and subject to the conditions set forth in the Consent Solicitation Statements, NXP will make a cash payment of $5.00 per $1,000 in aggregate principal amount of Notes held by each noteholder who validly delivered, and not validly revoked, a duly executed consent prior to the Expiration Time. The cash payment will be made by NXP shortly prior to the consummation of the Merger. If the cash payment is not made by the time of consummation of the Merger, the Supplemental Indentures will terminate upon written notice to the applicable trustee for the Notes by any noteholder entitled to receive such cash payment.

Further copies of the Consent Solicitation Statements and other related documents may be obtained from D.F. King & Co., Inc. at +1 (212) 269-5550, +1 (800) 499-8519 or fsl@dfking.com. Any persons with questions regarding the consent solicitations should contact the Lead Solicitation Agent, Credit Suisse Securities (USA) LLC, at +1 (800) 820-1653 (U.S. toll free) or +1 (212) 325-2476 (U.S. Collect).

This announcement is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to buy any security.

Cautionary Note Regarding Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to information concerning the effect of the Proposed Waivers and Proposed Amendments, and the Merger on the Notes or on Freescale or NXP after the Merger and other statements that are not historical fact. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of these factors include market conditions, customary closing conditions and such other risk factors as may be discussed in Freescale Semiconductor, Ltd.’s filings with the Securities and Exchange Commission. We undertake no obligation to update any information contained in this press release.